Exhibit 99.1

CALLAWAY GOLF COMPANY

ANNOUNCES MARKETING TRIP WITH JEFFERIES

CARLSBAD, Calif., June 11, 2019 /PRNewswire/ - Callaway Golf Company (NYSE: ELY) announced today that it will be meeting with investors in New York, New York on Tuesday, June 11, 2019, in a non-deal roadshow hosted by Jefferies.

The Company’s presentation materials can be accessed through the Investor Relations section of the Company’s website at http://ir.callawaygolf.com.

About Callaway Golf Company

Callaway Golf Company (NYSE: ELY) is a premium golf equipment and active lifestyle company with a portfolio of global brands, including Callaway Golf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories. For more information, please visit www.callawaygolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

Contacts:

Brian Lynch

Patrick Burke

(760) 931-1771

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